OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 Park Avenue
                               New York, NY 10022
                                  212 753 7200









                                                     February 12, 1999





Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      QueryObject Systems Corporation
                           REGISTRATION STATEMENT ON FORM S-8
                           ----------------------------------

Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 dated February 12, 1999 (the "Registration Statement"), filed with the Securities and Exchange Commission by QueryObject Systems Corporation, a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 5,981,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"). The Shares will be issued and sold by the Company in accordance with the Company's 1991 Stock Option Plan, as amended (the "Plan") and the exercise of Stock Options held by Consultants.

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Plan, the option agreement relating to the Consultant Stock Option, a Prospectus relating to the resale of Common Stock underlying options held by affiliates of the Company (the
"Prospectus"), and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all

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Securities and Exchange Commission
February 12, 1999
Page 2

documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plan, and the option agreement for the Consultants, will be duly and validly issued, fully paid and non-assessable.

                  We consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus. We advise you that Steven Wolosky, a member of this firm, beneficially owns 65,000 shares of our Common Stock.


                           Very truly yours,

                      /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP